EXHIBIT 99.3

                                                                Execution Copy

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                            CANADIAN MASTER AGREEMENT

                                     BETWEEN

                               ENRON CANADA CORP.

                                       AND

                        UBS WARBURG ENERGY (CANADA) LTD.










DATED AS OF FEBRUARY 8, 2002

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                                TABLE OF CONTENTS
                                -----------------

Introduction................................................................................1


Article I             The Transactions......................................................2

           1.1.      Transactions to Occur at Closing.......................................2
           1.2.      Royalties and Other Amounts............................................2
           1.3.      UBS Not Successor to Enron Canada; Assumed Liabilities.................2
           1.4.      Closing................................................................3
           1.5.      Allocation.............................................................3
           1.6.      Assignments Not Permitted..............................................3

Article II            Representations And Warranties........................................3

           2.1.      Representations and Warranties by Enron Canada.........................3
                     (a)       Organization, Standing and Power.............................3
                     (b)       Authority; Binding Agreements................................4
                     (c)       Conflicts; Consents..........................................4
                     (d)       Intellectual Property; Information Technology................4
                     (e)       Litigation, Liabilities, etc.................................7
                     (f)       Compliance; Governmental Authorizations......................7
                     (g)       Employees and Compensation...................................7
                     (h)       Certain Employees............................................8
                     (i)       Benefit Plans................................................8
                     (j)       Taxes........................................................8
                     (k)       Brokers......................................................8
                     (l)       Wholly-Owned Subsidiary......................................9
                     (m)       Solvency.....................................................9
                     (n)       Residence of Enron Canada....................................9
                     (o)       Title to the Purchased Assets................................9
                     (p)       Leases.......................................................9
                     (q)       Employees...................................................10
                     (r)       Insolvency Proceedings......................................10
                     (s)       Investment Canada Act.......................................10
                     (t)       Competition Act.............................................10
                     (u)       Sufficiency of Assets.......................................11
           2.2.      Representations and Warranties by UBS Canada..........................11
                     (a)       Organization and Standing...................................11


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                     (b)       Authority; Binding Agreements...............................11
                     (c)       Conflicts; Consents.........................................11
                     (d)       Brokers.....................................................12
                     (e)       Wholly-Owned Subsidiary.....................................12

Article III           Additional Agreements................................................12

           3.1.      Non-Competition.......................................................12
           3.2.      Expenses..............................................................12
           3.3.      Further Assurances....................................................12
           3.4.      Access and Information................................................12
           3.5.      Confidentiality.......................................................13
           3.6.      Employee Matters......................................................13
           3.7.      Taxes.................................................................14
           3.8.      Bulk Sales............................................................14
           3.9.      Further Assurances Regarding Sufficiency of Assets....................14

Article IV            Indemnification......................................................15

           4.1.      Indemnification.......................................................15
           4.2.      Certain Limitations...................................................17
           4.3.      Procedures Relating to Third Party Claims.............................17
           4.4.      Procedures Related to Claims other than Third Party Claims............18
           4.5.      Calculation of Indemnity Payments.....................................18
           4.6.      Right of Set-Off......................................................18

Article V             Miscellaneous........................................................18

           5.1.      Entire Agreement......................................................18
           5.2.      Descriptive Headings; Certain Interpretations.........................19
           5.3.      Notices...............................................................19
           5.4.      Counterparts..........................................................20
           5.5.      Survival..............................................................21
           5.6.      Benefits of Agreement.................................................21
           5.7.      Amendments and Waivers................................................21
           5.8.      Assignment............................................................21
           5.9.      Enforceability........................................................21
           5.10.     GOVERNING LAW; JURISDICTION...........................................22
           5.11.     No Partnership........................................................22
Article VI             Definitions.........................................................22

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            CANADIAN MASTER AGREEMENT, dated as of February 8, 2002,
            between Enron Canada Corp., a corporation continued under the laws of Canada ("Enron Canada"), and UBS Warburg Energy
            (Canada) Ltd., a corporation incorporated and organized under the laws of Canada ("UBS Canada").
            -------------------------------------------------------------

                                  INTRODUCTION

                     Enron Corp. ("Enron"), Enron Net Works L.L.C. ("Net
Works"), Enron North America Corp. ("ENA," and together with Enron and Net
Works, the "Enron Parties") and Enron Canada are or have been engaged in the business of trading and marketing, and making markets in, Gas and Power
Commodities and related risk management and financial services in North America
(the "Gas and Power Business," and such business as conducted by Enron Canada, the "Canadian Gas and Power Business"). "Gas and Power Commodities" means natural gas (excluding natural gas liquids) and electricity, as well as any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative instrument, contract or arrangement based on any of the foregoing Gas and Power Commodities and including, but not limited to, contracts for the forward delivery of physical output or assets or physical load obligations. The Gas and Power Business, as it refers to business conducted by UBS Canada and its Affiliates after the Closing Date, excludes the already-existing risk management and financial services business of UBS AG
("UBS") and its Affiliates (including its business relating to interest rate, foreign exchange and equity derivatives), as it may be conducted from time to time, including as it may be conducted with counterparties in the Gas and Power
Business.

                     The Enron Parties and UBS have entered into a Master
Agreement, dated as of January 14, 2002 (as it may be amended, modified and in effect from time to time, the "Master Agreement"), pursuant to which the parties thereto have agreed that UBS will license from the Enron Parties certain intellectual property used in the Gas and Power Business, receive from them information technology support services necessary to operate the Gas and Power
Business as contemplated in the License Agreement, lease certain office space from them for the conduct of the Gas and Power Business and employ certain of their personnel relating to the Gas and Power Business.

                     This Agreement is being entered into in connection with
Section 4.2(g) of the Master Agreement, which provides that either prior to or simultaneously with the closing of the transactions contemplated by the Master
Agreement, the closing shall occur of the arrangements between Enron's Canadian
Affiliates and UBS or its Canadian Affiliate, which arrangements provide UBS or such Affiliate with such intellectual property and technology and related services, trading professionals and support personnel and office space and fixtures, furniture and equipment, such that UBS (or its Affiliate) shall have the ability to conduct the Gas and Power Business in Canada and with Canadian counterparties in substantially the manner historically conducted by Enron and its Affiliates, all pursuant to documentation reasonably satisfactory in form and substance to UBS and Enron.

                     Immediately prior to the execution of this agreement, Enron
Canada has entered into the Canadian IT Agreements with, inter alia, the Enron
Parties pursuant to which the rights of Enron Canada to certain intellectual property have been terminated and other intellectual rights, data and other intangibles have been transferred by Enron Canada to the Enron Parties so that such intellectual property rights, data and intangibles are included in the rights licensed to UBS and its Affiliates under the License Agreement.

                     In consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the parties agree as follows:

                                   Article I
                               THE TRANSACTIONS

                     1.1. Transactions to Occur at Closing. On the terms and subject to the conditions set forth in this Agreement, substantially simultaneously with the execution and delivery of this Agreement:

                     (a) Enron Canada sells, assigns and transfers to UBS Canada, and UBS Canada purchases, all of Enron Canada's right, title and interest in and to the Purchased Assets in consideration of the Purchase Price pursuant to the General Conveyance;

                     (b) Enron Canada and UBS Canada are entering into the agreements and delivering the documents set forth on Schedule 1.1(b) (such agreements and documents, the General Conveyance, this Agreement and any other document or agreement contemplated hereby or thereby between any of UBS Canada and its Affiliates on the one hand, and Enron Canada, on the other, are referred to as the "Canadian Agreements");

                     (c) Enron Canada grants to UBS Canada an exclusive irrevocable license to use the Equipment in consideration of the License Fee pursuant to the Use Agreement; and

                     (d) UBS Canada is paying, or causing to be paid, to Enron Canada the Purchase Price and the License Fee. Immediately prior to the Closing, UBS is paying, or causing to be paid to Enron Canada, on behalf of Enron, the Cdn $5,517,045 payable to Enron Canada pursuant to the Canadian IT Agreements as consideration for the transactions provided for therein. Such payments shall be made by wire transfer of immediately available funds to an account designated prior to the date hereof.

                     1.2. Royalties and Other Amounts. Payments made by UBS pursuant to Article V and VI of the License Agreement shall be apportioned among the Enron Parties and Enron Canada as set forth in Section 5.10 of the License Agreement.

                     1.3. UBS Not Successor to Enron Canada; Assumed Liabilities. Neither UBS Canada nor any of its Affiliates shall be the successor to Enron Canada, and other than obligations under contracts to the extent expressly assumed pursuant to Section 5(1) of the General Conveyance (the "Assumed Obligations"), neither UBS Canada nor any of its Affiliates does or will assume (or intend to assume) or become or agree to become liable to pay, perform or discharge any obligation or liability whatsoever of Enron Canada or its subsidiaries, whether relating to the Gas and Power Business or otherwise, whether accrued or fixed, absolute or contingent, known or unknown, determined or determinable (all such obligations and liabilities being, collectively, the


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"Enron Canada Liabilities"). The Enron Canada Liabilities shall be retained by
Enron Canada and its subsidiaries.

                     1.4. Closing. The closing (the "Closing") for the consummation of the transactions contemplated by this Agreement is taking place simultaneously with the execution and delivery of this Agreement at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, or such other place as Enron Canada and UBS Canada shall agree (such date of the Closing being hereinafter called the "Closing Date"). The Closing shall be deemed to be effective as of the close of business on the Closing Date.

                     1.5. Allocation. Enron Canada and UBS Canada agree to allocate the Purchase Price in accordance with the provisions of Schedule 1.5. Enron Canada and UBS Canada agree to execute and file all tax returns and prepare all financial statements, returns and other instruments on the basis of this allocation.

                     1.6. Assignments Not Permitted. Nothing in this Agreement shall be construed as an attempt to assign to UBS Canada any contracts, leases, licenses, permits, approvals or other authorizations or agreements which would otherwise be Purchased Assets (the "Contractual Rights") but which, as a matter of law or by its terms, are not assignable in whole or in part without the consent of the other party or parties thereto and in respect of which no such consent has been given. In order that UBS Canada may receive and realize the full benefits of or under the Contractual Rights, Enron Canada shall at the request and expense and under the direction of UBS Canada, in the name of Enron Canada or otherwise as UBS Canada shall reasonably specify: (i) hold the Contractual Rights in trust for the benefit of UBS Canada; (ii) take all such reasonable action and do or cause to be done all such reasonable things as UBS Canada may reasonably consider necessary in order that the value of the Contractual Rights is preserved for, and the benefits thereof enure to, UBS Canada in the manner contemplated Section 4(1) of the General Conveyance; and
(iii) promptly pay over to UBS Canada all moneys collected by or paid to Enron Canada (if any) under or in respect of every such Contractual Right.


                                   Article II
                         REPRESENTATIONS AND WARRANTIES

                     2.1. Representations and Warranties by Enron Canada. Enron Canada represents and warrants to UBS Canada as follows:

                     (a) Organization, Standing and Power. Enron Canada (i) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as conducted prior to the filing of the Petitions. Enron Canada is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its business as conducted prior to the filing of the Petitions, other than any failure to be so qualified that has not had and could not reasonably be expected to have a Material Adverse Effect.


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                     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the other Canadian Agreements to which it is a party, and all other agreements, documents and instruments contemplated in connection with this Agreement and the other Canadian Agreements to which Enron Canada is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of each of Enron Canada and its shareholders. Enron Canada has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Canadian Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby and Enron Canada has duly executed and delivered this Agreement and the other Canadian Agreements. This Agreement is, and the other Canadian Agreements when executed and delivered will be, the legal, valid and binding obligations of Enron Canada enforceable in accordance with their respective terms.

                     (c) Conflicts; Consents. None of the execution and delivery of this Agreement, the other Canadian Agreements, the consummation of the transactions contemplated hereby or thereby, or compliance by Enron Canada with any of the provisions hereof or thereof, will (A) conflict with or result in a breach of the certificate or articles of incorporation, any unanimous shareholders agreement or by-laws or comparable organizational documents of Enron Canada, (B) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which Enron Canada is a party, or by which its properties or assets may be bound or affected, or (C) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to Enron Canada or its properties or assets (except, with respect to (B) and (C), such defaults or violations that would not reasonably be expected to have a Material Adverse Effect). No material consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability company, trust, joint venture, association or entity (governmental or private) is required in connection with the execution, delivery and performance by Enron Canada of this Agreement, the other Canadian Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, other than any consents, approvals or filings that have been received or made prior to the date hereof (and which are as set forth on Schedule 2.1(c)).

                     (d) Intellectual Property; Information Technology.

                    (i) True and complete copies of the Canadian IT Agreements have been provided to UBS Canada and such agreements have not been amended or modified.

                    (ii) Except as set forth in Schedule 2.1(d), the Proprietary Software and Data include all software, data and all other tangible or intangible information or materials, including all Customer Data, that were prior to the effective date of the Canadian IT Agreements owned by Enron Canada and used or held for use, or that are currently owned by Enron Canada and held for use or intended to be used or held for use, in connection with the Canadian Gas and Power Business.


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
                    (iii) Except as set forth in Schedule 2.1(d), Enron Canada has validly transferred to the Enron Parties all ownership and other Intellectual Property Rights (as applicable) in the Proprietary Software and Data owned by Enron Canada and (all such rights, collectively, the "Transferred Canadian Intellectual Property Rights") necessary to operate the Canadian Gas and Power Business, other than such rights as were licensed by the Enron Parties to Enron Canada for such purpose.

                    (iv) As of the effective date of the Canadian IT Agreements, Enron Canada possessed full and exclusive right, title, interest and ownership, including all Intellectual Property Rights associated therewith, in and to the Proprietary Software and Data, which in all cases were then free and clear of all Liens other than Permitted Liens and the interest of the Enron Parties and their Affiliates under the Termination Agreements.

                    (v) Other than having granted the Canadian IT Agreements, Enron Canada has not granted any options, exclusive licenses, assignments or agreements of any kind relating to
                    (A) ownership of the Proprietary Software or Data or (B) the marketing or distribution of works or rights embodying the Proprietary Software or Data.

                    (vi) To the knowledge of Enron Canada, there has not been and there is not any material unauthorized use, infringement or misappropriation of any of the Transferred Canadian Intellectual Property Rights by any third party, including any employee or former employee. Enron Canada has taken reasonable measures to protect and preserve the security, confidentiality, value and ownership of the Transferred Canadian Intellectual Property Rights, including trade secrets and other confidential information and to obtain authorization, through terms and conditions, notices, consents or otherwise, to use Customer Data in the Canadian Gas and Power Business as conducted and proposed to be conducted. All employees and consultants of Enron Canada or its Controlled Affiliates involved in the design, review, evaluation or development of products or intellectual property rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality and value of the Transferred Canadian Intellectual Property Rights and to vest in Enron Canada exclusive ownership of such Transferred Canadian Intellectual Property Rights prior to the effective date of the Canadian IT Agreements. To the knowledge of Enron Canada, all Trade Secrets of Enron Canada are presently valid and protectable and are not part of the public domain or knowledge, nor, to the knowledge of Enron Canada, have they been used, divulged on a non-confidential basis or appropriated for the benefit of any Person other than the Enron Parties and their Affiliates or otherwise to the detriment of the Enron Parties or their Affiliates.

                    (vii) Prior to the effective date of the Canadian IT Agreements, none of the Source Code of any Proprietary Software was subject to or held in escrow or is in the


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                    possession of any third party other than the Enron Parties or as may have been authorized by Enron Canadian on or after the effective date of the Canadian IT Agreements.

                    (viii) Prior to the effective date of the Canadian IT Agreements, Enron Canada had taken all measures appropriate, in the reasonable judgment of Enron Canada, to protect the Transferred Canadian Intellectual Property Rights. Enron Canada has treated the Proprietary Software and Data as confidential information or as trade secrets.

                    (ix) To the knowledge of Enron Canada, none of the Proprietary Software or Data infringes any copyright or copyright applications or patents of others, and none of the Proprietary Software or Data constitutes an infringement or misappropriation of proprietary information, trade secrets or any other Intellectual Property Right of others. To the knowledge of Enron Canada, no claims with respect to the Proprietary Software or the Data have been asserted or, to the knowledge of Enron Canada, are threatened by any Person nor is there any basis for bona fide claims (A) to the effect that the conduct of the Canadian Gas and Power Business as historically conducted infringes any copyright or patent of any Person, (B) against the use by Enron Canada or its Affiliates of any Proprietary Software or Data, or
                    (C) challenging the ownership, validity or effectiveness of any of the Transferred Canadian Intellectual Property Rights in any of the Proprietary Software or Data.

                    (x) As of the date of this Agreement, no licensing fees, royalties, or payments are due or payable by Enron Canada for the use of the Proprietary Software or Data.

                    (xi) Prior to the effective date of the Canadian IT Agreements, Enron Canada did not take any action that would have the effect of waiving any rights to the Proprietary Software or Data.

                    (xii) No Transferred Canadian Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement, other than the Canadian IT Agreements restricting in any manner use of the Proprietary Software or Data. Neither Enron Canada nor to the knowledge of Enron Canada its Affiliates have entered into any agreement outside of the ordinary course of business to indemnify any other Person against any charge of infringement of any Transferred Canadian Intellectual Property Right. Neither Enron Canada nor to the knowledge of Enron Canada its Affiliates have entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Transferred Canadian Intellectual Property Right.

                    (xiii) All IT Hardware is owned by Enron Canada free and clear of Liens.


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                    (xiv) In accordance with the Canadian IT Agreements, Enron
                    Canada has delivered or will deliver to the Enron Parties any Documentation of the Proprietary Software. As of the effective date of the Canadian IT Agreements, the Proprietary Software contained no bugs, faults, or other defects of functionality or performance that were known and material; the Proprietary Software contained no viruses, Trojan horses, trap doors, time bombs or other devices that disable the Proprietary Software or permit unauthorized access; and Enron Canada delivered or made available to the Enron Parties all reports, analyses and investigations performed by or on behalf of Enron Canada or its Affiliates concerning the processing capacity of the Proprietary Software.

                     (e) Litigation, Liabilities, etc. Except as set forth in
Schedule 2.1(e), there are not any suits, actions, claims, complaints, litigation, investigations or legal or administrative or arbitration proceedings in respect of the Canadian Gas and Power Business, pending or, to the knowledge of Enron Canada, threatened, whether at law or in equity, or before or by any federal, provincial, foreign, state, local or other governmental department, commission, board, bureau, agency or instrumentality (other than matters that would not reasonably be expected to have a Material Adverse Effect). There are not any judgments, decrees, injunctions, rulings, awards or orders of any court, governmental department, commission, agency, instrumentality or arbitrator or against Enron Canada, any of its Affiliates, or any of their respective assets or properties, relating to or affecting the Canadian Gas and Power Business (other than matters that would not reasonably be expected to have a Material Adverse Effect). None of UBS Canada or any if its Affiliates shall assume or become responsible for any liability or obligation of Enron Canada or any of their Affiliates of any kind as a result of its entry into and performance of this Agreement and the Canadian Agreements, other than the Assumed Obligations. None of UBS Canada or any of its Affiliates shall be responsible for any liability to any Governmental Entity relating to the operation of the Canadian Gas and Power Business prior to the Closing.

                     (f) Compliance; Governmental Authorizations. Except as set forth in Schedule 2.1(f) and except for any instances that would not reasonably be expected to have a Material Adverse Effect, Enron Canada is in compliance in all material respects with all applicable and legally binding federal, provincial, state, local, municipal and foreign laws, ordinances, regulations, rulings, awards, statutes, interpretations and orders (including those relating to environmental protection and occupational safety and health (the "Environmental Laws")) (collectively, "Laws") applicable to the conduct of the Canadian Gas and Power Business. To the knowledge of Enron Canada, there are no present or past conditions relating to Enron Canada or the Canadian Gas and Power Business that could reasonably be expected to lead to any liability material to the future conduct by UBS Canada of the Canadian Gas and Power Business or UBS Canada or its Affiliates or otherwise could reasonably be expected to have a Material Adverse Effect, for violation of any applicable Laws.

                     (g) Employees and Compensation. None of the execution or performance of this Agreement or the other Canadian Agreements or the consummation of the transactions contemplated hereby or thereby will (A) entitle any shareholder, director, officer, employee, independent contractor, consultant or agent of Enron Canada or any of its Affiliates to severance pay or termination benefits or any other payment for which UBS Canada or any of its Affiliates may be liable, (B) accelerate the time of payment or vesting, or trigger any payment or funding (or increase the amount) of compensation or


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benefits due to any such shareholder, director, officer, employee, independent contractor, consultant or agent or former shareholder, director, officer, employee, independent contractor, consultant or agent for which UBS Canada or any of its Affiliates may become liable or (C) obligate UBS Canada or any of its Affiliates to pay or otherwise be liable for any compensation (including severance), vacation days, pension contribution or any other pension or welfare benefits (including under the Enron Benefit Plans) to any such shareholder, director, officer, employee, independent contractor, consultant or agent for periods before the Closing Date, or if later, the date on which such Person commences employment with UBS Canada, or for personnel whom UBS Canada does not actually employ (in the case of (A), (B) or (C) except to the extent UBS Canada or any of its Affiliates expressly agrees with any employee in the relevant employment agreement or offer letter to provide any such payments or benefits).

                     (h) Certain Employees. The names, places and dates of employment (including date of hire) and a description of job title and the current base annual salary rates and the base annual salary rates, bonuses, deferred or contingent cash compensation and other like benefits paid (in cash or otherwise) in 2000 and 2001 of all Eligible Employees have been provided to UBS.

                     (i) Benefit Plans. Neither UBS Canada nor any of its Affiliates (A) shall be responsible for any existing or future liability under any plan, program, or arrangement maintained by Enron Canada or any of its Controlled Affiliates or under which Enron Canada or any of its Controlled Affiliates has or may have any obligation to contribute, with respect to any Enron Employee, whether such plan, program, or arrangement is formal or informal, written or unwritten, and whether or not such plan, program, or arrangement is an "employee benefit plan" under any applicable laws (collectively, "Enron Benefit Plans"); (B) shall be obligated to administer or maintain any Enron Benefit Plan; (C) shall be responsible for or have any liability whatsoever for any pending claims, lawsuits or proceedings brought under or relating to any Enron Benefit Plan and (D) shall be responsible for any liability to any Governmental Entity relating to the Enron Benefit Plans.

                     (j) Taxes. None of the Equipment, the owned Purchased Assets or leasehold interests in the leased Purchased Assets is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax nor, to Enron Canada's knowledge, is any taxing authority in the process of imposing any Lien for Taxes upon any of the Equipment, such owned Purchased Assets or leasehold interests in the leased Purchased Assets other than a Lien for Taxes not yet due and payable. Enron Canada is a registrant for the purposes of the tax imposed under Part IX of the Excise Tax Act (Canada), and its registration number is 138273487RT0001.

                     (k) Brokers. Except for The Blackstone Group and Houlihan Lokey Howard & Zukin, the fees and expenses of which shall be borne by Enron, no agent, broker, investment banker, person or firm acting on behalf Enron Canada or any of its Controlled Affiliates or under the authority of Enron Canada or any of its Controlled Affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which UBS Canada or any of its Affiliates could be liable.


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                     (l) Wholly-Owned Subsidiary. Enron Canada is a wholly-owned indirect subsidiary of Enron. During the one-year period ending on the date hereof, the Canadian Gas and Power Business has been conducted only through Enron Canada and not any of its present or former subsidiaries, except with respect to the Sundance B power purchase arrangement under the Electric
Utilities Act (Alberta) owned by Enron Canada Power Corporation during calendar year 2001.

                     (m) Solvency. Enron Canada is solvent and, after giving effect to the transactions contemplated by the Canadian Agreements, will not be rendered insolvent, is and (after giving effect to the transactions contemplated by the Canadian Agreements) will be able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage (taking into account the transactions contemplated hereby and the obligation of UBS AG to perform the UBS Transition Services (as defined in the License Agreement)). The assets and properties of Enron Canada at a fair valuation and at their present fair salable value are, and (after giving effect to the transactions contemplated by the Canadian Agreements) will be, greater than the indebtedness of Enron Canada, including subordinated and contingent liabilities computed at the amount which, to Enron Canada's knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.

                     (n) Residence of Enron Canada. Enron Canada is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

                     (o) Title to the Purchased Assets. Enron Canada has legal and beneficial ownership of the owned Purchased Assets and legal and valid leasehold interests in the leased Purchased Assets, in each case, free and clear of all Liens, except for Permitted Liens. No other Person owns any property and assets included in the Purchased Assets except for the lessors of the Leased Property and personal property leased by Enron Canada pursuant to the Operating Leases.

                     (p) Leases. Enron Canada is not a party to, or under any agreement to become a party to, any leases with respect to real property which is used or to be used in the Canadian Gas and Power Business other than the Leases, copies of which have been provided to UBS. Each Lease is in good standing, creates a good and valid leasehold estate in the Leased Properties thereby demised and is in full force and effect without amendment, except as disclosed in Schedule 2.1(p)(ii). With respect to each Lease (i) all rents and additional rents have been paid, (ii) no material waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iii) there exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default under the Lease by Enron Canada or, to its knowledge, the other party under the Lease, and (iv) to the knowledge of Enron Canada, all of the material covenants to be performed by any other party under the Lease have been fully performed in all material respects.

                     (q) Employees.

                     (i) No collective agreement is currently being negotiated by Enron Canada or any other Person in respect of the Canadian Gas and Power Business or the Enron Employees and there is no collective agreement in force with respect to the Enron Employees.

                     (ii) No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Enron Employees by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of Enron Canada, threatened to apply to be certified as the bargaining agent of the Enron Employees. To the knowledge of Enron Canada there are no threatened or pending union organizing activities involving the Enron Employees. There is no labor strike and no employee or union organized work slowdown or stoppage pending or involving or, to the knowledge of Enron Canada, threatened against Enron Canada in respect of the Canadian Gas and Power Business and no such event has occurred within the last five years.

                     (iii) There are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts in arrears pursuant to any workplace safety and insurance legislation in respect of the Canadian Gas and Power Business and Enron Canada has not been reassessed in any material respect under such legislation during the past three years and to the knowledge of Enron Canada no audit of the Canadian Gas and Power Business is currently being performed pursuant to any applicable workplace safety and insurance legislation. There are no claims or potential claims which may materially adversely affect Enron Canada's accident cost experience in respect of the Canadian Gas and Power Business.

                     (r) Insolvency Proceedings. Except as set forth in Schedule 2.1(r), Enron Canada (i) has not admitted in writing its inability to pay its debts generally or made a general assignment for the benefit of creditors, (ii) has not instituted or had instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors, or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, or
(iii) has not taken and, to the knowledge of Enron Canada, is not planning to take any corporate action to authorize any of the above actions.

                     (s) Investment Canada Act. The aggregate value of the assets being acquired by UBS Canada, or any of its Affiliates, relating to the Canadian Gas and Power Business, does not exceed Cdn $5 million, determined as prescribed by the Investment Canada Regulations.

                     (t) Competition Act. With respect to the assets in Canada being acquired by UBS Canada, or any of its Affiliates, relating to the Canadian Gas and Power Business, (i) the aggregate value of those assets does not exceed Cdn $35 million and (ii) the annual gross revenues from sales in or from Canada generated from those assets does not exceed Cdn $35 million, in each case determined as prescribed by the Notifiable Transactions Regulations under the Competition Act for the purposes of section 110(2) of that Act.

                     (u) Sufficiency of Assets. Except as set forth on Schedule 2.1(u), together the Transferred Canadian Intellectual Property Rights, the Purchased Assets, any Intellectual Property Rights of the Enron Parties licensed to Enron Canada prior to the date of this Agreement and the Third Party Software constitute all the assets (other than employees) necessary to operate the Canadian Gas and Power Business in substantially the same manner as such business was conducted by Enron Canada and its Affiliates during the third quarter of 2001.

                     2.2. Representations and Warranties by UBS Canada. UBS Canada represents and warrants to Enron Canada as follows:

                     (a) Organization and Standing. UBS Canada is a corporation duly organized and validly existing under the laws of Canada.

                     (b) Authority; Binding Agreements. The execution, delivery and performance of this Agreement, the Canadian Agreements and all other agreements, documents and instruments contemplated in connection with this Agreement to which UBS Canada is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of UBS Canada. UBS Canada has all requisite power and authority to execute, deliver and perform this Agreement and the Canadian Agreements and to consummate the transactions contemplated hereby and thereby and UBS Canada has duly executed and delivered this Agreement and the other Canadian Agreements. This Agreement is, and upon execution and delivery, the Canadian Agreements and such other agreements, documents and instruments to which UBS Canada is a party will be, the legal, valid and binding obligation of UBS Canada, enforceable in accordance with their respective terms.

                     (c) Conflicts; Consents. None of the execution and delivery of this Agreement, the Canadian Agreements, the consummation of the transactions contemplated hereby or thereby or compliance by UBS Canada with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the constitutive documents of UBS Canada, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any material note, bond, lease, hypothecation, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which UBS Canada is a party, or by which UBS Canada or its properties or assets, may be bound or affected (except for such conflicts, breaches or defaults as to which requisite waivers or consents shall be obtained before the Closing), or (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to UBS Canada or its properties or assets, in each case in clause (ii) or (iii), which conflict, breach, default, right or violation could reasonably be expected to materially impair its ability to consummate the transactions contemplated hereby. No material consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, limited liability company, trust, joint venture, association or entity (governmental or private) is required in connection with the execution, delivery and performance by UBS Canada of this Agreement, the Canadian Agreements or any of the other agreements, documents and instruments contemplated in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby, other than any consents, approvals or filings that are set forth on Schedule 2.2(c).

                     (d) Brokers. Except for UBS Warburg, the fees and expenses of which shall be borne by UBS, no agent, broker, investment banker, person or firm acting on behalf of UBS Canada or under the authority of UBS Canada is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby for which Enron Canada will be liable.

                     (e) Wholly-Owned Subsidiary. UBS Canada is a wholly-owned direct or indirect subsidiary of UBS.

                                  Article III
                             ADDITIONAL AGREEMENTS

                     3.1. Non-Competition. Enron Canada and UBS Canada hereby agree to the provisions set forth in Article VII of the License Agreement, mutatis mutandis, as if such provisions were included herein, with Enron Canada named therein as one of the Enron Parties and UBS Canada named therein as UBS.

                     3.2. Expenses. Each party hereto shall pay its respective investment banking, legal and accounting and other advisors' fees and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all other agreements, documents and instruments executed pursuant hereto and any other costs and expenses incurred by such party, except as otherwise expressly set forth herein.

                     3.3. Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement and the other Canadian Agreements, each of the parties to this Agreement shall, and Enron Canada shall cause its Controlled Affiliates to, insofar as such matters are within the control of such party, take or cause to be taken all such necessary action, including, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

                     3.4. Access and Information. Enron Canada shall, and shall cause its Controlled Affiliates to, make available to UBS Canada and its Affiliates any data and other information in the possession of Enron Canada and its Controlled Affiliates relating to the Gas and Power Business and Enron Canada shall reasonably assist UBS Canada and its Affiliates in arranging discussions with (and the calling as witnesses in any proceedings related to the Gas and Power Business, of) officers, employees and agents of Enron Canada and its Controlled Affiliates: (i) to defend or prosecute any claims relating to the exercise of the rights granted under the License Agreement or under this Agreement or any other Canadian Agreement; or (ii) for any other purpose reasonably requested by UBS Canada relating to the operation of the Gas and Power Business prior to the Closing Date. As used in this Section 3.4, Controlled Affiliates means Controlled Affiliates who have or have had material involvement with the Gas and Power Business or its business, operations, properties or assets. Enron Canada and UBS Canada will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with all such filings and submissions under all applicable Laws, as may be required for them to purchase and sell the Purchased Assets in accordance with the terms of this Agreement and the transactions contemplated under the License Agreement, including the filing of any notice pursuant to the Investment Canada Act. In connection therewith, Enron Canada and UBS Canada will provide each other with all notices and information supplied to or filed by either of them with any Governmental Entity (except for notices and information which Enron Canada or UBS Canada, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received by either of them from any Governmental Entity. Enron Canada shall provide UBS Canada at its request with all information that Enron Canada has in its possession or under its direction or control which may be required or useful in connection with any applications or notifications required by UBS Canada in connection with the purchase and sale of the Purchased Assets and the transactions contemplated under the License Agreement or under this Agreement or any other Canadian Agreement. Enron Canada agrees to use all commercially reasonable efforts to transfer the data and telecommunications lines pursuant to the General Conveyance but cannot guarantee that the data and telecommunications lines will ultimately transfer to UBS Canada.

                     3.5. Confidentiality. Enron Canada and UBS Canada hereby agree to the provisions set forth in Article XXV of the License Agreement, mutatis mutandis, as if such provisions were included herein, with Enron Canada named therein as one of the Enron Parties and UBS Canada named therein as UBS.

                     3.6. Employee Matters.

                     (a) Except for the employees listed on Schedule 3.6, Enron Canada shall, and shall use its reasonable best efforts to cause its Controlled Affiliates to, provide such assistance as is reasonably requested by UBS Canada or its Affiliates in the process of UBS Canada or its Affiliates hiring such of the Eligible Employees as UBS Canada desires, subject to applicable Law. Enron Canada shall not, and shall not permit its Controlled Affiliates to, take any action to discourage any of the Eligible Employees from becoming an employee of UBS Canada or its Affiliates. UBS Canada and its Affiliates shall have no obligation to offer employment to or hire any particular Eligible Employees.

                     (b) Enron Canada shall provide to UBS Canada or an Affiliate thereof the employment files and records of any Eligible Employee hired by UBS Canada or one of its Affiliates (subject to obtaining any legally required written permission of any affected Eligible Employee and to other applicable Law) promptly after Closing and (subject as aforesaid) Enron Canada may keep a copy of such files and records, which shall constitute Confidential Information for it under the License Agreement.

                     (c) Enron Canada, on behalf of itself and its Controlled Affiliates, hereby releases each Eligible Employee hired by UBS Canada or any Affiliate thereof as contemplated by this Agreement and the Master Agreement, effective as of the date of such hiring, from (i) any continuing employment obligations (whether under any employment contract or otherwise), (ii) any noncompetition, nonsolicitation and confidentiality obligations (other than obligations of confidentiality related to claims by or against Enron Canada arising from the termination of, or the exercise of any remedies under, any agreements of Enron Canada referred to in item 1 of Schedule 2.1(u)), to the extent they are not assigned to UBS Canada or an Affiliate thereof, and (iii) any liabilities arising out of such Eligible Employee's lawful performance of his or her duties while an employee of Enron Canada and/or its Affiliates for matters relating to the periods prior to such hiring by UBS Canada or Affiliate thereof; provided however, that nothing herein shall constitute or be deemed to be a release of any Eligible Employee from liability arising out of (w) any material unauthorized trading activities, (x) any actions taken that were a material violation of Enron Canada's corporate policies, (y) any gross negligence, willful misconduct or knowing violation of law on the part of such Eligible Employee or (z) any matter to the extent of the respective rights of the Enron Parties under Chapter 5 of Title 11 of the United States Code or similar Laws, including, without limitation, commencing any avoidance action against any such Eligible Employee.

                     (d) Enron Canada shall pay to each Eligible Employee hired by UBS Canada or any of its Affiliates all vacation pay accrued to the Closing Date.

                     3.7. Taxes.

                     (a) Enron Canada and UBS Canada shall each bear 50% of all stamp, transfer, excise, documentary, sales, use, registration and other similar taxes and fees (including any penalties and interest) arising out of or in connection with the transactions contemplated by this Agreement and the other agreements, documents and instruments executed pursuant hereto. The party responsible for filing any necessary tax returns and other documentation with respect to any such Taxes shall at its own expense properly file such return or other documentation and provide to the other parties evidence of filing and payment of all such taxes. Enron Canada and UBS Canada will reasonably cooperate with one another to lawfully minimize such taxes. Nothing in this Section 3.7(a) shall affect the provisions of Section 3.7(c).

                     (b) Notwithstanding any other provision contained in this Agreement, the covenants contained in this Section 3.7 shall survive until 30 days after the expiration of the applicable statute of limitations (including extensions).

                     (c) UBS Canada shall be responsible for all taxes imposed on UBS Canada or any of its Affiliates under Part IX of the Excise Tax Act (Canada) in respect of the payments described in Sections 1.1(a), (c) and (d).

                     (d) Notwithstanding anything to the contrary contained in
Section 3.9(d) of the Master Agreement, the payments described in Sections 1.1(a), (c) and (d) of this Agreement shall be made free and clear of, and without reduction for, any withholding taxes or other governmental charges.

                     3.8. Bulk Sales. Each of Enron Canada and UBS Canada waive compliance with the Bulk Sales Act (Ontario) and any other similar bulk sales Laws.

                     3.9. Further Assurances Regarding Sufficiency of Assets. In the event UBS Canada determines in its reasonable discretion that the representations and warranties contained in Sections 2.1(d)(i) and 2.1(u) are not satisfied, Enron Canada shall promptly (i) transfer, assign and deliver to UBS Canada such IT Hardware free and clear of all Liens other than Permitted Liens and (ii) unless prohibited by applicable Law or contract, grant such Intellectual Property Rights in respect of, and deliver copies of, any Proprietary Software, Data and Canadian Intellectual Property Rights owned or licensed by Enron Canada or its Affiliates, in each case, as may be necessary in order to permit UBS Canada to operate the Canadian Gas and Power Business in substantially the same manner as such business was conducted by Enron Canada and its Affiliates during the third quarter of 2001. In the event that any consultants of Enron Canada or its Controlled Affiliates involved in the design, review, evaluation or development of products or intellectual property rights constituting or embodied in the so-called "PETE" software have not entered agreements sufficient to vest in Enron Canada exclusive ownership of such Intellectual Property Rights, then Enron Canada shall assist UBS Canada, at the expense of UBS Canada, to secure such agreements as UBS Canada may elect.


                                   Article IV
                                INDEMNIFICATION

                     4.1. Indemnification.

                     (a) Enron Canada agrees to indemnify and hold harmless UBS Canada and its Affiliates, shareholders, partners, directors, officers, employees and other agents and representatives (the "UBS Indemnified Parties") from and against any and all liabilities, judgments, claims (including claims of creditors of Enron Canada), settlements, losses (including dimunitions in value), damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

                    (i) any misrepresentation or breach of any representation or warranty of Enron Canada contained in this Agreement or any of the other Canadian Agreements;

                    (ii) any breach of any covenant or agreement of Enron Canada contained in this Agreement or any of the other Canadian Agreements, other than breaches the consequences of which are immaterial in the context of this Agreement;

                    (iii) any and all liabilities or obligations of Enron Canada or its subsidiaries, or the failure of any of Enron Canada or its subsidiaries to pay or discharge the same, including
                    (A) any and all Enron Canada Liabilities and (B) any liabilities resulting from a claim by a Governmental Entity or Enron Employee, whether or not hired by UBS, that relate to the employment of Enron Employees, including any discharge thereof, but excluding the Assumed Obligations; provided, however, that no UBS Indemnified Party shall be indemnified under this clause (iii) for any Losses to the extent arising from, by reason of or in connection with (x) any agreement, transaction, claim or other action between such UBS Indemnified Party and any Enron Party or any of their Affiliates except to the extent that it is an agreement, transaction, claim or other action under, related to, arising out of or resulting from this Agreement or any of the other Canadian Agreements, or the performance by the Enron Parties of their respective obligations under this Agreement or any other Canadian Agreement, or (y) any failure to pay or discharge all or any portion of any pre-petition liability or obligation of the Enron Parties or their Affiliates now held or hereafter acquired by UBS or its Affiliates or (z) any amounts recovered by or on behalf of Enron or its Affiliates or their respective estates or otherwise claimed or received by or on behalf of Enron or its Affiliates or their respective estates from any Eligible Employee;

                    (iv) the failure of the Enron Canada, UBS Canada or any of their Affiliates to comply with any bulk sales laws applicable to the transactions contemplated by this Agreement or the License Agreement;

                    (v) third-party claims in connection with the provision to Enron Canada of the UBS Transition Services and the services provided pursuant to Part A of the Canadian Transition Services Agreement (except for claims arising from the willful misconduct of UBS or the UBS Affiliates);

                    (vi) any act by an employee of Enron Canada (or any Controlled Affiliate of Enron Canada), which results in, or is intended by such employee to result in malicious access into any of UBS's or any UBS Affiliate's systems, data, or Trade Secrets or Confidential Information (in each case as defined in the License Agreement);

                    (vii) any Taxes (A) attributable to the Canadian Gas and Power Business or the Deliverables for any period or portion thereof ending on or before the Closing Date or (B) imposed on Enron Canada, any Canadian Affiliate of Enron Canada or any Enron Canada Tax Group; and

                    (viii) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (vii) of this Section 4.1(a);

provided, however, that the UBS Indemnified Parties shall not be entitled to indemnification under clause (i) above (other than Losses relating to a breach of Section 2.1(j)) until the aggregate amount of Losses (together with Losses under clause (i) of Section 5.1(a) of the Master Agreement and clause (i) of
Section 19.1(a) of the License Agreement, without duplication) exceeds $5,000,000 (the "UBS Threshold"), at which point the UBS Indemnified Parties shall be entitled to indemnification for all Losses, without giving effect to the UBS Threshold, that in the aggregate exceed $2,500,000; provided further that the maximum amount for which the UBS Indemnified Parties shall be entitled to indemnification under clause (i) above (together with clause (i) of Section 5.1(a) of the Master Agreement and clause (i) of Section 19.1(a) of the License Agreement, without duplication) shall be $100,000,000. Payments of indemnity pursuant to this Section 4.1(a) shall be made only through set offs made pursuant to Section 4.6. The disclosure of any matter by Enron Canada pursuant to the exceptions for disclosure in the representations and warranties of Enron Canada shall not limit the indemnity pursuant to clause (iii) above, such that the UBS Indemnified Parties shall be indemnified for the matters set forth in
Schedule 2.1(e) and Schedule 2.1(f) to this Agreement.

                     (b) UBS Canada agrees to indemnify and hold harmless Enron Canada and its Controlled Affiliates, directors, officers, employees and other agents and representatives (the "Enron Indemnified Parties") from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, Liens, Taxes, penalties, obligations and expenses (including reasonable fees and disbursements of counsel) (collectively, "Enron Losses") incurred or suffered by any such person arising from, by reason of or in connection with:

                    (i) any misrepresentation or breach of any representation or warranty of UBS Canada contained in this Agreement or in any of the other Canadian Agreements;

                    (ii) any breach of any covenant or agreement of UBS Canada contained in this Agreement or in any of the other Canadian Agreements, other than breaches the consequences of which are immaterial in the context of this Agreement;

                    (iii) any and all liabilities or obligations of UBS Canada for the Assumed Obligations or the failure by it to pay or discharge the same; and

                    (iv) any and all actions, suits, proceedings, demands, orders, rulings, decrees, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (i) through (iii) of this Section 5.1(b);

provided, however, that the Enron Indemnified Parties shall not be entitled to indemnification under clause (i) above until the aggregate amount of Enron Losses (together with Enron Losses under clause (i) of Section 5.1(b) of the Master Agreement and clause (i) of Section 19.1(b) of the License Agreement, without duplication) exceeds $5,000,000 (the "Enron Threshold"), at which point the Enron Indemnified Parties shall be entitled to indemnification for all Enron Losses, without giving effect to the Enron Threshold, that in the aggregate exceed $2,500,000; provided further that the maximum amount for which the Enron Indemnified Parties shall be entitled to indemnification under clause (i) above (together with clause (i) of Section 5.1(b) of the Master Agreement and clause
(i) of Section 19.1(b) of the License Agreement, without duplication) shall be $100,000,000.

                     4.2. Certain Limitations. The remedies provided in this
Article IV shall be the exclusive remedies of the parties for any claims for monetary damages under this Agreement, other than any claim relating to fraud.

                     4.3. Procedures Relating to Third Party Claims.

                     (a) In order for an indemnified party to be entitled to any indemnification provided for under this Article IV arising from, by reason of, or otherwise in connection with an asserted or unasserted claim or demand made or which might be made by any Person against the indemnified party (a "Third Party Claim"), the indemnified party must send reasonably prompt notice to the indemnifying parties in writing of the Third Party Claim, including the nature and basis of such claim to the extent known by the indemnified party (the "Indemnification Notice"); provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure. Each party shall provide to the other parties, upon such other parties' written request, reasonable access during normal business hours to the books, records and personnel in their possession or under their control which are reasonable necessary to verify such claim. UBS Canada shall defend all Third Party Claims against it for which it may seek indemnity hereunder or under the License Agreement with a degree of diligence consistent with UBS's customary defense of litigation against it.

                     (b) If a Third Party Claim is made against an indemnified party, the indemnified party shall allow the indemnifying party to consult with the indemnified party regarding the defense of such Third Party Claim, including any settlement thereof, and the indemnifying party shall be entitled to participate in the defense thereof, it being understood that the indemnified party shall control the defense of such Third Party Claim and shall not be required to take any action that may jeopardize any attorney-client privilege. An indemnified party shall not agree to settle any Third Party Claim for monetary damages without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

                     4.4. Procedures Related to Claims other than Third Party Claims. In the event any indemnified party should have a claim for indemnification against the indemnifying parties under this Article IV that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying parties. The failure by any indemnified party so to notify the indemnifying parties shall not affect the indemnification provided hereunder except to the extent the indemnifying parties have been materially and actually prejudiced as a result of such failure.

                     4.5. Calculation of Indemnity Payments. The amount of any indemnity payment shall be decreased to take account of the net present value of any reasonably expected net Tax benefits to the indemnified party (using a discount rate of 10% per annum) and increased to take account of the net present value of any net Tax cost to the indemnified party that is reasonably expected by the indemnified party (using a discount rate of 10% per annum) arising from the receipt of any payment hereunder (grossed up for such increase) as calculated in good faith by the indemnified party.

                     4.6. Right of Set-Off. The parties hereto understand that any amounts owing to UBS Canada or any of its Affiliates hereunder or under any other Canadian Agreement may be satisfied as contemplated by Section 5.4 of the License Agreement.

                                   Article V
                                 MISCELLANEOUS

                     5.1. Entire Agreement. This Agreement, the other Canadian Agreements and the other agreements, documents and instruments contemplated in connection with this Agreement and the schedules and exhibits hereto and thereto contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties. For the avoidance of doubt, nothing contained herein shall limit Enron Canada's rights pursuant to the License Agreement.

                     5.2. Descriptive Headings; Certain Interpretations.

                     (a) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                     (b) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting;
(iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) "$" and "dollars", unless otherwise specified, refer to lawful money of the United States of America and "Cdn $" refers to lawful money of Canada; and (vii) a reference in this Agreement to an Article, Section, Exhibit or Schedule is to the Article, Section, Exhibit or Schedule of this Agreement.

                     5.3. Notices. All notices, requests and other communications to any party hereunder shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to UBS Canada, to:

                     UBS Warburg Energy (Canada) Ltd.
                     c/o UBS Warburg
                     299 Park Avenue
                     New York, NY  10171
                     Facsimile:  (212) 821-5804
                     Attention:  Robert C. Dinerstein

with copies to:

                     Covington & Burling
                     1330 Avenue of the Americas
                     New York, New York  10019
                     Facsimile:  (212) 841-1010
                     Attention:  Michael B. Hopkins

                     Sullivan & Cromwell
                     125 Broad Street
                     New York, New York  10004
                     Facsimile:  (212) 558-3588
                     Attention:  Joseph B. Frumkin

                     Stikeman Elliott
                     199 Bay Street, Suite 5300
                     Toronto, Ontario  M5L 1B9
                     Facsimile:  (416) 947-0866
                     Attention:  Daphne J. MacKenzie

If to Enron Canada to:

                     Enron Canada Corp.
                     Suite 3500
                     400 - 3rd Avenue S.W.
                     Calgary, Alberta  T2P 4H2
                     Facsimile:  (403) 974-6991
                     Attention:  Kyle Kitagawa

with copies to:

                     Enron Corp.
                     1400 Smith Street
                     Houston, Texas  77002
                     Facsimile: (713) 646-3393
                     Attention: Mark Muller and Lance Schuler

                     Weil, Gotshal & Manges LLP
                     100 Crescent Court, Suite 1300
                     Dallas, TX  75201
                     Facsimile:  (214) 746-7777
                     Attention:  Mary R. Korby

                     Blake, Cassels & Graydon LLP
                     Suite 3500, East Tower, Bankers Hall
                     855 - 2nd Street Southwest
                     Calgary, Alberta  T2P 4J8
                     Facsimile:  (403) 260-9700
                     Attention:  Robert Anderson

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

                     5.4. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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
                     5.5. Survival. All representations and warranties contained in this Agreement or in any document, certificate or instruments delivered pursuant hereto or in connection herewith (unless otherwise expressly provided herein or therein) shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect until the first anniversary of the date of this Agreement; provided that the representations and warranties in paragraphs (b), (f) and (i) of Section 2.1 shall survive for the periods permitted by law, and the representations and warranties in paragraph
(j) of Section 2.1 shall survive until the expiration of the applicable statute of limitations (taking into account any applicable extensions); provided further that no party's indemnification obligations under Section 4.1 shall terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a good faith claim by delivering a notice of such claim to the indemnifying party.

                     5.6. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and not for the benefit of any third party, except as otherwise expressly provided in Section 3.6(c). Enron Canada acknowledges to each of the Eligible Employees hired by UBS Canada or any Affiliate thereof their direct rights against Enron Canada under Section 3.6(c). If a court determines that Section 3.6(c) does not create direct rights in favor of such Eligible Employees, then UBS Canada acts as agent on behalf of each of the Eligible Employees hired by UBS Canada or any Affiliate thereof in contracting for their respective rights under Section 3.6(c). If the foregoing agency is ineffective in procuring their respective rights under Section 3.6(c) for any reason, then UBS Canada acts as bare trustee on behalf of each of the Eligible Employees hired by UBS Canada or any Affiliate thereof and holds for their benefit their rights under Section 3.6(c).

                     5.7. Amendments and Waivers. No modification, amendment or waiver, of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                     5.8. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties hereto; except that UBS Canada may pledge or assign all or part of its rights and obligations hereunder to any Affiliate thereof, so long as UBS Canada guarantees the payment and performance by such Affiliate hereunder. Following any such permitted assignment, the term "UBS Canada" shall mean such assignee. Any purported assignment not permitted by this Section shall be void.

                     5.9. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

                     5.10. GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE JURISDICTION OF THE BANKRUPTCY COURT OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN THE BANKRUPTCY COURT OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OTHER THAN TO SEEK RECOGNITION OR ENFORCEMENT OF AN INJUNCTION OR OTHER ORDER ISSUED BY EITHER SUCH COURT).

                     5.11. No Partnership. Each party to this Agreement agrees that this Agreement, the other Canadian Agreements and all other arrangements, agreements and transactions contemplated thereby are not intended to constitute, either severally or in the aggregate, a partnership between Enron Canada or any of its Affiliates, on the one hand and UBS Canada or any of its Affiliates, on the other hand; and, each party to this Agreement further agrees that it will not hold itself out or permit any of its subsidiaries to hold itself out as such a partner or commit any other act or file any document with any Governmental Entity that is inconsistent with the foregoing.

                                   Article VI
                                   DEFINITIONS

                     As used herein, the terms below shall have the following meanings:

                     "Affiliate" of a Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                     "Agreement" means this Canadian Master Agreement.

                     "Assumed Contracts" has the meaning ascribed thereto in the General Conveyance.

                     "Assumed Obligations" has the meaning set forth in Section
1.3. "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York.

                     "Canadian Agreements" has the meaning set forth in Section 1.1.

                     "Canadian Gas and Power Business" has the meaning set forth in the introduction hereof.

                     "Canadian IT Agreements" means, collectively, (i) the Termination, Release and Transfer Agreement (Trading Software) by and among ENA, Enron Capital & Trade Resources International Corp. "ECTRIC", Enron Financial Energy Trading LLC, and Enron Canada, dated as of the date hereof and (ii) the Termination, Release and Transfer Agreement (Internet Trading) by and among Enron Reserve Acquisition Corp., Enron Canada, ECTRIC, Enron Clean Fuels Company, Enron Coal Services, Enron Power Trading Limited and ENA, dated as of the date hereof.

                     "Canadian Intellectual Property Rights" has the meaning set forth in Section 2.1(d)(ii).

                     "Canadian Transition Services Agreement" means the Letter Agreement dated the date hereof between Enron Canada, UBS Canada and UBS AG.

                     "Closing" has the meaning set forth in Section 1.4.

                     "Closing Date" has the meaning set forth in Section 1.4.

                     "Contractual Rights" has the meaning set forth in Section 1.6.

                     "Controlled Affiliate" shall mean, with respect to Enron Canada, any Person that, directly or indirectly, through one or more intermediaries, is controlled by Enron Canada.

                     "Customer Data" means solely the contact and identifying information relating to a customer or client of Enron Canada or its Affiliates relating to the Canadian Gas and Power Business.

                     "Data" means all databases, network diagrams, system specifications, configuration data and other data and Trade Secrets relating to the Canadian Gas and Power Business or the technical or business infrastructure relating thereto transferred pursuant to the Canadian IT Agreements and except for the purposes of Sections 2.1(d)(i) and 2.1(u), any additional such data, databases, network diagrams, system specifications, configuration data and other data and Trade Secrets to be transferred, assigned or delivered to UBS Canada hereunder in connection with Section 3.9. Notwithstanding anything in the Agreement to the contrary, Data shall not include financial, transactional or other information regarding customers or counterparties other than Customer Data.

                     "Documentation" means all documentation, technical notes, specifications, technical manuals, user manuals, schematics, diagrams, flow charts, file descriptions and other Data and information that describes the function or use of any of the Software.

                     "Eligible Employees" means the employees necessary or appropriate in UBS Canada's judgment for UBS Canada to operate the Canadian Gas and Power Business, including trading professionals and employees in the areas of information technology, operations, credit, market risk, research/fundamentals, human resources, accounting and legal functions.

                     "Enron" has the meaning set forth in the preamble hereto.

                     "Enron Benefit Plans" has the meaning set forth in Section 2.1(i).

                     "Enron Canada" has the meaning set forth in the preamble hereto.

                     "Enron Canada Liabilities" has the meaning set forth in
Section 1.3.

                     "Enron Canada Tax Group" means any consolidated, combined or unitary group of which Enron Canada or any Canadian Affiliate thereof is or has been a member with respect to any Tax.

                     "Enron Employees" means employees of Enron Canada or the Canadian Gas and Power Business (whose duties primarily relate to the Canadian Gas and Power Business).

                     "Enron Losses" has the meaning set forth in Section 4.1(b).

                     "Enron Party" and the correlative term "Enron Parties" has the meaning set forth in the introduction hereto.

                     "Environmental Laws" has the meaning set forth in Section 2.1(f).

                     "Equipment" has the meaning set forth in the Use Agreement.

                     "Gas and Power Business" has the meaning set forth in the introduction hereof.

                     "Gas and Power Commodities" has the meaning set forth in the introduction hereof.

                     "General Conveyance" means the general conveyance agreement between Enron Canada and UBS Canada dated as of the date hereof.

                     "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, bureau or other authority or instrumentality, domestic or foreign.

                     "Indemnification Notice" has the meaning set forth in
Section 4.3(a).

                     "Intellectual Property" and "Intellectual Property Rights" means any patent rights, copyrights, trade secrets, trademarks, service marks, trade names, trade dress, trade styles, designs, and other source or business identifiers, moral rights, know-how, and other similar rights recognized under any laws or international treaties or conventions, and in any country or jurisdiction in the world, as intellectual creations to which rights of ownership accrue, and all registrations, applications, disclosures, renewals, extensions, continuations or reissues of the foregoing now or hereafter in force.

                     "Laws" has the meaning set forth in Section 2.1(f).

                     "IT Hardware" means all computers, servers, workstations, routers, hubs, switches, and other information technology equipment, including data communications lines and other network equipment listed in Schedule 1.1(a)(i), and all associated firmware and documentation and except for the purposes of Sections 2.1(d)(i) and 2.1(u), any additional such equipment and associated firmware and documentation to be transferred, assigned or delivered to UBS Canada hereunder in connection with Section 3.9.

                     "Leased Property" means the lands and premises listed and described in Schedule 2.1(p)(i).

                     "Leases" means the leases of the Leased Properties described in Schedule 2.1(p)(ii).

                     "License Agreement" means the Comprehensive License Agreement, dated as of the date hereof, among Enron Corp., Enron North America Corp., Enron Net Works L.L.C. and UBS AG, as such agreement may be amended, modified and in effect from time to time.

                     "License Fee" means Cdn $50,000.

                     "Lien" means any lien, pledge, charge, option, restriction on transfer, claim, mortgage, deed to secure debt, deed of trust, statutory trust, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind; provided that a financing statement filed by the lessor of equipment to evidence its leasehold interest in such equipment shall not constitute a Lien.

                     "Losses" has the meaning set forth in Section 4.1(a).

                     "Master Agreement" has the meaning set forth in the introduction hereof.

                     "Material Adverse Effect" means a material adverse effect on the ability to operate the Gas and Power Business in a manner consistent with the operation of the Gas and Power Business prior to the filing of the Petitions in the first three quarters of 2001.

                     "Object Code" means the form of a software application resulting from the compiling, assembly, or other translation or processing of the Source Code of the application by a computer into machine language or intermediate code, which is not convenient to human understanding of the program logic, but which is appropriate for execution or interpretation by a computer.

                     "Operating Leases" means the operating leases relating to certain personal property used by Enron Canada described in Section 8 of Exhibit 18.1(j) to the License Agreement.

                     "Permitted Liens" means Liens for taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty or Liens imposed by law, such as materialmen's, mechanics', workers', repairmen's employees', carriers', vendors', warehousemen's and other like Liens arising in the ordinary cause of business in respect of obligations that are not yet due and payable.

                     "Person" or "person" means any individual, corporation, partnership, association, limited liability company, trust, joint venture, unincorporated organization, or other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended).

                     "Petitions" means the voluntary petitions for relief filed by Enron, along with certain of its Affiliates (not including Enron Canada), commencing cases under chapter 11 of title 11 of the United States Code in the Bankruptcy Court.

                     "Proprietary Software" means software developed and owned by Enron Canada, but specifically excluding the so-called "PETE" software including both Source Code and Object Code, associated Documentation, all works in progress relating to corrections, modifications, or enhancements thereto, and, except for the purposes of Sections 2.1(d)(i) and 2.1(u), any additional software or associated Documentation to be transferred to the Enron Parties pursuant to Section 3.9.

                     "Purchased Assets" means:

                     (a) the IT Hardware and all other equipment, furniture, furnishing, accessories and supplies of all kinds, including associated office supplies, owned by Enron Canada and used in connection with the Canadian Gas and Power Business listed and described in Schedule 1.1(a)(i), together with all express or implied warranties and rights in maintenance contracts relating to any of the foregoing, but excluding the furniture and equipment located at the lands and premises listed and described under the heading Toronto, Ontario in
Schedule 2.1(p)(i);

                     (b) the full benefit of the contracts, leases of personal property and other agreements listed in Schedule 1.1(a)(ii);

                     (c) the leasehold interest of Enron Canada in and to the Leased Property and all right, title and interest of Enron Canada in, and the benefit of Enron Canada to and under, the Leases;

                     (d) the permits, approvals, licenses and similar authorizations of the Governmental Entities listed in Schedule 1.1(a)(iii); and

                     (e) the personal computers, personal digital assistants, fax machines, telephones (cellular and otherwise), and similar home office equipment located at the homes of the transferred employees and not otherwise identified on Schedule 1.1(a)(i) and the data and telecommunications lines related thereto, together with all express or implied warranties and rights in maintenance contracts relating to any of the foregoing.

                     "Purchase Price" means Cdn $831,755.

                     "Royalty" has the meaning given to such term in the License Agreement.

                     "Software" means collectively, all Proprietary Software and all Third Party Software.

                     "Source Code" means the original base code, together with associated libraries, command files and any other proprietary intermediate software, capable of being read by trained qualified persons, which can be used to create executable code, supplied on magnetic media in a format which can be read and printed by UBS Canada's equipment and which is accessible for modification and, where software not owned by the Enron Canada, such as compilers, code generators, menu-building or graphic routines, is necessary to enable the base code to be translated into executable code, details of this software, including the identifier of the version currently used with the base code, together with all related technical information and associated Documentation and notes.

                     "Tax" means any and all federal, state, local, provincial, foreign and other taxes, levies, fees, imposts, duties, governmental fees and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on Enron Canada, including, without limitation, taxes imposed on, or measured by, income, franchise, profits, gross income or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, stock transfer, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental, transfer and gains taxes and customs duties.

                     "Third Party Claim" has the meaning set forth in Section 4.3(a).

                     "Third Party Software" means all software, including both Source Code and Object Code to the extent possessed by Enron Canada, and associated Documentation, which is licensed by any of the Enron Parties from a third party licensor listed on Schedule 6.2.

                     "Trade Secrets" means confidential information of value in the Canadian Gas and Power Business (other than financial information and information relating to transactions, in each case, regarding customers of the Canadian Gas and Power Business, to the extent prohibited by Law or contract), including historical and current financial, marketing, pricing and business data, financial and economic analytical models, historic and current research, data, ideas, compositions, financial, business and technical documentation, specifications, plans, proposals, research records, inventions, works of authorship, invention records and technical data, and all other know-how whether or not protected by patent or copyright law, and except for the purposes of Sections 2.1(d)(i) and 2.1(v), any additional such confidential information to be transferred, assigned or delivered to the Enron Parties hereunder in connection with Section 3.9.

                     "UBS" has the meaning set forth in the introduction hereto.

                     "UBS Canada" has the meaning set forth in the preamble hereto.

                     "Use Agreement" means the Use Agreement dated as of the date hereof between Enron Canada and UBS Canada.

                     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the day and year first above written.


                              ENRON CANADA CORP.

                              By: /s/ Kyle Kitigawa
                                  ----------------------------------------
                                  Name: Kyle Kitigawa



                              UBS WARBURG ENERGY (CANADA) LTD.

                              By: /s/ Per Dyrvik
                                  ----------------------------------------
                                  Name: Per Dyrvik
                                  Title: Managing Director


                              By: /s/ Louis Eber
                                  ----------------------------------------
                                  Name: Louis Eber









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